Exhibit 99.1

Vyome Holdings Acquires MIT AI Spinout Oculo Health

Launches business unit to create AI psychiatrist focused on reducing inflammation

Vyome remains fully funded through 2026 to unlock value from core assets

CAMBRIDGE, Mass., September 29, 2025--(BUSINESS WIRE)--Vyome Holdings, Inc. (Nasdaq: HIND), a clinical-stage healthcare holding company, today announced it has acquired substantially all of the assets of Oculo, Inc., an AI startup launched at the Massachusetts Institute of Technology (“MIT”). Concurrent with this transaction, Vyome has launched a new business unit focused on using AI to tackle inflammation. This new business unit will leverage Oculo’s assets to develop an AI psychiatrist trained on data from both the US and India, and will be overseen by a newly-formed Vyome Board of Directors AI subcommittee comprised of Krishna Gupta, Mohanjit Jolly, and Stash Pomichter – all of whom are MIT alumni with deep AI expertise.

“Inflammation is currently one of the biggest health crises facing humanity, and we intend to attack the condition from all angles in order to limit the usage of steroids,” said Stash Pomichter, a Director of Vyome. “We envision an AI psychiatrist that can diagnose and help treat systemic inflammation by targeting behavioral drivers and biomarkers.”

“The goal is to establish an entirely new therapeutic category at the intersection of mental health, psychoneuroimmunology, and digital health, with global commercialization beginning in the US and India. The team at Oculo has developed an innovative foundation of software and research, including on biomarkers such as ‘brain burn’ that are quite relevant to our focus at Vyome, and we are excited to build on this foundation,” added Pomichter.

The Oculo transaction will have no bearing on the progress of Vyome’s core biotech assets. Vyome remains funded through 2026 to progress its core business.

“We launched Oculo to build at the intersection of the human body and the human mind, and to quantify the workings of the mind by taking advantage of the latest advances in AI,” said Alay Shah, founder of Oculo. “I’ve always believed the best AI products would be built firmly with humans in the loop and I’m excited Vyome will carry forth this vision as they target inflammation.”

“The market size for digital therapeutics, especially ones that can reduce the reliance on biologics or other drugs, could end up being greater than $100B over the next decade,” said Mohanjit Jolly, a Director at Vyome and Partner at Iron Pillar, a firm with several AI related investments in the US and India. “The advances in AI create an opportunity to use data to better human lives across the board, but our focus is on reducing inflammation in every part of the body. It is one of the biggest health issues facing our society and leads to significant reliance on harmful drugs. I’m excited we were able to close this transaction with Oculo to launch our AI efforts in addition to advancing our existing inflammation-focused biotech assets.”

About Vyome Holdings, Inc.:

Vyome, based in Cambridge MA, is building the world’s premier platform spanning the US-India innovation corridor. Vyome’s immediate focus is leveraging its clinical-stage assets to transform the lives of patients with immuno-inflammatory conditions. By applying groundbreaking science and its unique positioning across the US-India innovation corridor, Vyome seeks to deliver lasting value to shareholders in a cost-efficient manner while upholding global standards of quality and safety. To learn more, please visit www.vyometx.com

Forward-Looking Statements

Certain statements made in this press release are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “target,” “believe,” “expect,” “will,” “shall,” “may,” “anticipate,” “estimate,” “would,” “positioned,” “future,” “forecast,” “intend,” “plan,” “project,” “outlook”, and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such statements, include, but are not limited to, statements contained in this press release relating to Vyome’s business strategy, Vyome’s future operating results and liquidity and capital resources outlook. Forward-looking statements are based on Vyome’s current expectations and assumptions regarding Vyome’s business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Vyome’s actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. Vyome cautions you, therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, Vyome’s ability to raise capital to fund continuing operations; our ability to protect Vyome’s intellectual property rights; the impact of any infringement actions or other litigation brought against Vyome; competition from other providers and products; Vyome’s ability to develop and commercialize products and services; changes in government regulation; Vyome’s ability to complete capital raising transactions; and other factors relating to Vyome’s industry, operations and results of operations. Actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned. Factors or events that could cause Vyome’s actual results to differ may emerge from time to time, and it is not possible for Vyome to predict all of them. Vyome cannot guarantee future results, levels of activity, performance, or achievements. Vyome assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release except as may be required under applicable securities law.

View source version on businesswire.com: https://www.businesswire.com/news/home/20250929769542/en/

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Media:
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